                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                               SEPTEMBER 24, 2000
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)



       BERMUDA                             1-8993                94-2708455
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)          file number)        Identification No.)


               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)

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ITEM 5.         OTHER EVENTS.

On September 25, 2000, White Mountains Insurance Group, Ltd. ("White Mountains") announced that it entered into a definitive agreement with London-based CGNU Group to purchase its U.S. property and casualty operations ("CGU") for total proceeds of approximately $2.1 billion plus the repayment of approximately $.5 billion of CGU's debt to its parent at closing. The final purchase price is subject to some adjustments which are expected to be minor in the aggregate.

White Mountains has received a $1.0 billion debt financing commitment from Lehman Brothers Inc. In addition, Warren Buffett has committed to invest up to $300 million in a convertible preferred stock of White Mountains. A small group of private investors and management have also committed to invest $300 million directly in a newly formed acquisition company in return for approximately 18% of its common stock. Additionally, the seller will retain a note in the amount of $210 million, payable six months from the closing date in cash or stock at White Mountains' option. In connection with financing the transaction, White Mountains will contribute most of its existing operating businesses to the acquisition company.

The sale is expected to be completed before year-end subject to, among other matters, the receipt of Federal and state regulatory approvals, the completion of financing and the satisfaction of other customary conditions.

Upon completion of the acquisition, the Registrant expects that it will file historical and pro forma financial statement information relating to the Registrant and CGU under a separate filing pursuant to Item 2 of Form 8-K.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

     (c)        Exhibits.  The following exhibits are filed herewith:

     Exhibit No.                        Description
     -----------                        -----------
     99 (a)                Stock Purchase Agreement among CGU International
                           Holdings Luxembourg S.A., CGU Holdings LLC, CGNU PLC,
                           White Mountains Insurance Group, Ltd., Tack Holding
                           Corp. and Tack Acquisition Corp. dated as of
                           September 24, 2000.

     99 (b)                Text of press release issued by White Mountains
                           Insurance Group, Ltd., dated September 25, 2000.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        WHITE MOUNTAINS INSURANCE GROUP, LTD.



Dated: September 25, 2000                    By:  /s/ Michael S. Paquette
                                                  ------------------------------
                                                  Michael S. Paquette
                                                  Senior Vice President and
                                                  Controller